EXHIBIT 10.16

                           HUB SERVICES AGREEMENT

          Agreement dated as of the 18th day of June, 1997, by and between International Sports
Wagering Inc., a Delaware corporation, ("ISW") and Yarlow Inc. d/b/a Tom's Sunset Casino, a Nevada corporation (the "Hub Operator").
          WHEREAS, ISW owns the hardware, software and all rights relating to and comprising the SportXction sports wagering system (the "System") generally described on Exhibit A hereto;
          WHEREAS, Hub Operator desires to operate a facility to be known as the
SportXction sports wagering hub (the "Hub") for the conduct, management, operation and control of interactive sports wagering by means of the System at multiple casinos and sports wagering establishments in Nevada ("SportsBooks"); and
          WHEREAS, ISW and Hub Operator each agree to furnish certain equipment needed to operate the Hub and to control ISW's Player Betting Stations ("PBS") located at SportsBooks in
Nevada which are connected to the Hub by means of telecommunications lines and which arrangements among ISW, Hub Operator and SportsBooks shall be conducted in the manner generally described in
Exhibit A; and
          WHEREAS, ISW agrees to grant a license to Hub Operator to operate the System during the Term of this Agreement.
          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:
SECTION 1. FURNISHING OF EQUIPMENT, SYSTEMS AND SERVICES BY ISW.
           1.1 Subject to the terms and conditions of this Agreement, during the Term, ISW shall, at its sole cost and expense:
                (a) Provide and install (i) at the Hub: all computer server and networking equipment which is listed on Exhibit B, that is necessary to operate interactive sports wagering from the Hub; and (ii) at each SportsBook that is connected to the
Hub: all client computer and networking equipment which is listed on Exhibit C that is necessary to conduct interactive sports wagering at the SportsBook and to interconnect to the Hub.
                (b) Maintain the System and the equipment furnished by ISW at the Hub.
ISW shall "swap" all equipment furnished by ISW at the Hub that proves defective or in need of maintenance or repair.
                (c) Provide technical and diagnostics support, training and communications consulting to the Hub Operator with respect to ISW's equipment and software located at the Hub and the communications equipment or services to be provided or contracted for by the Hub Operator at the Hub.
                (d) Provide to Hub Operator all system software related to the equipment furnished by ISW that is located at the Hub which is required to operate the System.
                (e) Grant a non-exclusive, non-transferable, license to Hub Operator to utilize the System during the Term pursuant to the terms of this Agreement.
                (f) Obtain and maintain approval of the System by the appropriate Nevada gaming authorities for operation in the manner contemplated hereby.
           1.2 All right, title and ownership in and to the System, the equipment, software and all System operating plans and procedures, strategies, data and information furnished by ISW or disclosed as a consequence of operating the System shall at all times remain with ISW. Hub Operator agrees to grant to ISW, upon reasonable notice to the Hub Operator, full access to the System, equipment and software and shall permit ISW to modify, maintain, update or remove any parts thereof when not required at the Hub or for maintenance thereof. ISW may make any filings that it deems necessary to record and give notice of such ownership and Hub Operator shall cooperate therein with
ISW including, but not limited to, signing any statements required by ISW to do so.
SECTION 2. RESPONSIBILITY OF HUB OPERATOR.
           Subject to the terms and conditions of this Agreement, during the Term, Hub Operator shall, at its sole cost and expense:
                (a) Hub Operator shall promptly, but in no event later than July 1, 1997, use its best efforts to apply and obtain and maintain all licenses required by the State of Nevada Gaming
Control Board or otherwise ("Nevada Gaming Authorities") in order to manage and operate the Hub.
Hub Operator shall comply with all requirements and limitations imposed by the Nevada Gaming
Authorities in any license granted to Hub Operator.
                (b) Contract with the provider of
telecommunications services designated
by ISW (i) for all initial (set-up) and on-going telecommunications services required to enable the Hub to communicate between the Hub and each of the SportsBooks connected to the Hub; provided that the ongoing costs of such telecommunications services to be paid by the Hub shall be reimbursed to the Hub by the SportsBooks monthly on the basis set forth in Section 1(b) of the Hub Operator/SportsBook
Agreement; and (ii) for an ISDN line from the Hub to ISW's facility in Las Vegas, Nevada.
                (c) Provide, install, test and maintain at the Hub, all communications equipment listed on Exhibit D or otherwise designated by ISW from time to time (the "Hub Operator
Equipment") that ISW determines is required to interconnect the Hub and the SportsBooks being served by the Hub and to operate the Hub.
                (d) Arrange for and pay all costs of construction and installation for the network, power and video cabling and associated connectors and adjuncts designated by ISW for use at the Hub.
                (e) Pay to ISW the fees set forth in Section 3(a) and 3(b).
                (f) Provide comprehensive general liability insurance, fire, theft and other insurance in amounts and with terms and conditions reasonably acceptable to ISW with respect to all equipment owned or leased by ISW or the Hub Operator that is located at the Hub relating to the operation of the System, naming ISW as an additional insured.
                (g) Be responsible for any damage or destruction to all ISW equipment provided by ISW at the Hub.
                (h) Provide security and access control to the Hub and all equipment and software related to the System or operation thereof through the Hub, in a manner reasonably acceptable to ISW.
                (i) Provide a sufficient number of its personnel to be trained by ISW to operate the System.
                 (j) Operate the System on all days on which sports wagering through the
System is being conducted, as determined by ISW after consultation with Hub Operator.
                (k) Except as specifically provided herein, be responsible for and pay all costs associated with operating the Hub, including, but not limited to, costs of Hub Operator's personnel for operating the System.
                (l) Provide all VCR tapes, System backup tapes, computer paper, pre-printed forms, and all other expendable supplies as designated by ISW.
                (m) Cooperate with ISW and each SportsBook designated by ISW as a participant in the Hub operation, to connect said SportsBook to the Hub.
                (n) Enter into agreements with each SportsBook designated by ISW in the form mutually agreed to by ISW and Hub Operator with respect to the Hub operation.
                (o) Provide personnel to take equipment needed for the Hub from curbside or the loading dock into the Hub, unpack it, store packing material, place equipment in operating locations and repack such equipment and place it at the curbside or loading dock upon termination of this Agreement.
                (p) Repack and return for repair to the location designated by ISW any ISW equipment located at the Hub which is in need of repair.
                (q) Use its best efforts to expedite approval of the System for use with multiple inter-linked casinos.
                (r) Be responsible for reconciling on a monthly basis all cash receipts and cash payments made by and to SportsBooks. The Hub Operator shall
(i) cause SportsBooks which have
received more cash than the portion of the Gross Profit which they are entitled to retain, to pay such cash to the Hub Operator, and (ii) pay cash to SportsBooks which have received less cash than the portion of the Gross Profit to which they are entitled, (See
Section 3(d)(ii)).
SECTION 3. PAYMENT.
           (a) On the 20th day of each month during the Term, Hub Operator shall pay to
ISW (without set-off or deduction of any kind) for use of the System during the prior month with respect to all PBS' connected to the Hub: $5 per sporting event per PBS used by a player of the SportXction sports wagering game. In addition the Hub Operator shall pay to ISW all applicable sales, use or rental taxes (other than income taxes) payable by ISW that are calculated on the basis of the fee payable to ISW.
           (b) During the Term, Hub Operator shall collect and remit to ISW without set-off or deduction of any kind, at the same time it remits the payment provided in Section 3(a), all fees charged by ISW, or any SportsBook on ISW's behalf, for the use of statistical information to players, less 5% thereof which Hub Operator may retain as a service fee. Hub Operator shall maintain accurate records of all such fees and make them available to ISW upon request.
           (c) Interest shall accrue and be paid to ISW by Hub Operator at the rate of 2% per month on any amount not paid to ISW when due, unless such rate is higher than the maximum amount permitted by law, in which case the interest rate payable shall be the highest amount permitted by law. All payments received by ISW shall first be applied to interest due.
           (d) As used herein the term (i) "Total Wagers" shall mean the total amount bet through all PBSs connected to the Hub on two-sided wagering propositions in which the System dynamically changes the betting line in order to attempt to create a balanced betting pool; and (ii)
"Gross Profit" shall mean Total Wagers minus (x) the total amount paid out or credited to accounts of players of the System at such PBSs and (y) the fee payable to ISW as provided in Section 3(a). During the Term, for performance by the Hub Operator herein provided, Hub Operator shall be paid a monthly fee calculated on the following basis:
                (i) The Hub Operator shall receive 40% of Gross
Profit.
                (ii) It should be noted that the SportsBooks shall receive, pursuant to agreements between each SportsBook and
the Hub Operator in the
                         aggregate 60% of Gross Profit (the
"SportsBooks' Share").  The
                         SportsBooks' Share each month shall be
divided among the SportsBooks
                         connected to the Hub during such  month
in the following manner:  the
                         amount to which each  individual
SportsBook shall be entitled for a
                         given month shall be determined by
multiplying the SportsBooks' Share
                         by a fraction, the numerator of which is
the total amount wagered
                         through PBSs located at the individual
SportsBook in question, and the
                         denominator of which is the Total
Wagers.
          (e) If the System operates at a loss for any month as a result of the operation of the System by the Hub Operator, the loss shall be divided among Hub Operator and SportsBooks in the same manner that any Gross Profits are divided as provided in Subsection 3(d)(ii).
          (f) The calculations described in Sections 3(d) and 3(e) shall be made monthly and all payments shall be paid to the party entitled thereto by the 10th day of the month following the month for which payment is being made.
          (g) Hub Operator shall be responsible for and have risk of collecting all money due from SportsBooks.
          (h) Notwithstanding the foregoing, for each month during the Term in which the amount to be paid to Hub Operator exceeds $46,000, 50% of such excess shall be deposited by Hub
Operator into a reserve account to be used by ISW exclusively for advertising and promotion of the
SportXction sports wagering game. Any amount remaining in such account at the end of the Term shall be paid to ISW to be used by ISW for advertising and promotion of the SportXction sports wagering game.
SECTION 4.      TERM AND TERMINATION.
          (a) The Term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on March 31, 1999, unless sooner terminated as herein provided.
          (b) The parties recognize that the System has been approved by the State of
Nevada Gaming Control Board (the "Board) for use in individual casinos but has not been approved by the Board for use at multiple inter-linked casinos. ISW shall have the right to require the Hub
Operator to participate in any tests or trials of the System or any proposed modifications thereof, which in the reasonable judgment of ISW are necessary in order to obtain approval of the Nevada Gaming
Authorities.
          (c) ISW shall have the right to terminate this Agreement for its convenience at any time upon not less than 30 days prior notice to the Hub Operator provided that such termination may not be effective prior to one year from the date hereof.
          (d) In the event that Hub Operator is at any time during the Term, precluded from acting as a Hub Operator for any reason whatsoever, including but not limited to, as a result of its failure to obtain, by no later than August 31, 1997, the requisite licenses to act as Hub Operator or if such licenses are not maintained or are suspended or terminated, this Agreement may be terminated by ISW on three business days notice and such termination shall not be treated as a termination for convenience pursuant to Section 4(c).
          (e) In the event that (i) wagering by means of the System shall be prohibited or become illegal by statute or court decision or by action of any cognizant governmental agency, this
Agreement shall automatically terminate without prejudice to any rights or obligations that either party had to the other up to the date of such prohibition; provided, however, that in the event such prohibition is subsequently eliminated, this Agreement shall be reinstated, for the remainder of the Term, subject to the availability of ISW's personnel and equipment.
          (f) Upon termination of this Agreement at the end of the Term or otherwise, ISW shall promptly remove the System, equipment and software owned by it located at the Hub; provided that if the Hub is located in a facility owned or leased by Hub Operator, Hub Operator shall, at its expense, remove the System, equipment and software located at the Hub and ship it to a location in Las
Vegas, Nevada designated by ISW. Hub Operator shall cooperate with ISW in repacking and removal of ISW equipment at the Hub as provided in Section 2(p).
          (g) Upon termination of this Agreement at the end of the Term or prior thereto as set forth herein for any reason whatsoever, Hub Operator shall cooperate with ISW in order to provide a reasonable transition such that the operation of the System shall not be interrupted.
          (h) Upon termination of this Agreement at the end of the Term or prior thereto as set forth herein for any reason whatsoever, (i) Hub Operator shall transfer to the successor hub operator, if any, all money then held for the benefit of players of the SportXction sports wagering game (i.e.
money in players' accounts that has not been withdrawn by such players) and (ii) ISW shall purchase from Hub Operator all of the equipment listed on Exhibit D at a purchase price equal to the residual value thereof (Hub Operator's original cost less accumulated depreciation).
SECTION 5.      EXCLUSIVITY.
          (a) During the Term, Hub Operator shall have the exclusive right to operate the
Hub for multiple, unaffiliated, inter-linked casino interactive sports wagering through the System, provided that nothing herein shall prohibit ISW from selling, leasing or providing the System, PBSs, Game Controllers, Game Supervisor and Cashier Stations and any other hardware or software related to the System to (a) any individual casino or gaming establishment, and/or (b) any group of affiliated or jointly owned, operated or managed casinos or gaming establishments that desire to connect and control PBSs in such affiliated SportsBook operations.
          (b) During the Term, Hub Operator shall not operate any other system intended for interactive sports wagering other than the System.
SECTION 6.      HUB LOCATION; ACCESS.
          (a) The location of the Hub shall be at a facility owned or leased by the Hub
Operator in Henderson, Nevada. Hub Operator shall pay the rent, if any, the cost of all electricity used at the Hub and all other expenses needed to operate the Hub, except as specifically set forth herein.
          (b) Hub Operator shall permit ISW to have full access to the Hub, seven days each week, 24 hours each day, in order for ISW to perform diagnostics, maintenance and support services.
ISW shall provide reasonable notice (which may be by telephone) to the Hub Operator of its need for access to the Hub.
SECTION 7.      LICENSE
          (a) ISW hereby grants to Hub Operator, during the Term, a non-exclusive, non-transferable, license in and to ISW patents, trade secrets and copyrights, to operate the SportXction sports wagering system solely in the manner contemplated by this Agreement and pursuant to the terms hereof. The license granted hereby shall automatically terminate upon termination of this Agreement at the end of the Term or otherwise.
          (b) Hub Operator shall not use the name "SportXction " or any derivative thereof without the prior written consent of ISW. Prior to advertising or otherwise promoting the Hub or the SportXction sports wagering game, Hub Operator shall consult with ISW.
SECTION 8.      WARRANTY.
          (a) ISW warrants that the System shall be suitable for interactive sports wagering and has been adapted for wagering on the sports of football, basketball and baseball.
          (b) THE WARRANTIES AND REMEDIES SET FORTH IN THIS AGREEMENT SHALL EXTEND ONLY TO HUB OPERATOR, ARE THE SOLE AND EXCLUSIVE WARRANTIES AND REMEDIES AVAILABLE TO HUB OPERATOR, APPLY TO
ALL EQUIPMENT AND SOFTWARE FURNISHED THEREUNDER BY ISW AND ARE EXPRESSLY MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR
STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
          (c) The parties agree that damages for any breach of warranty hereunder or for any breach or default hereunder will be difficult to determine and, accordingly, agree that the liquidated damage obligations of ISW that are specified in Exhibit G constitute the sole and exclusive remedy of Hub Operator concerning performance by ISW or the System or any part thereof.
SECTION 9.      RULES AND REGULATIONS; SYSTEM ADMINISTRATIVE
FUNCTIONS;
                BETTING PROPOSITIONS

          (a) After consultation with ISW, Hub Operator shall determine how all betting propositions shall be decided, upon the occurrence of different game situations that might occur
("House Rules"). Hub Operator shall submit such House Rules to the State of Nevada Gaming Control
Board for approval and shall, upon approval thereof provide copies thereof to each SportsBook and
ISW. If Hub Operator desires to change, modify or provide additional House Rules it shall first consult with ISW. Any such modified or additional House Rules shall be distributed to each SportsBook at least three days prior to implementation.
          (b) All System Administrative Functions that Hub Operator may perform are listed on Exhibit E.
          (c) Attached hereto as Exhibit F are the Generic Betting Propositions that may be implemented in the System by Hub Operator. ISW, or in its absence, Hub Operator, shall determine from time to time which betting propositions, from the list of Generic Betting Propositions, shall be implemented for any given sporting event or during the course of any sporting event. Hub Operator shall not create any new Generic Betting Propositions without the prior written consent of ISW.
          (d) To the extent possible, at least 5 days prior to the beginning of each month during the Term, ISW shall, after consultation with Hub Operator, determine for which sporting events during the succeeding month the Hub shall be operational. Notwithstanding the foregoing, in the event that the suitability of wagering on a particular sporting event could not be foreseen in advance, ISW may designate the event as one on which wagering through the System will be conducted and Hub
Operator shall operate the System for such event. All SportsBooks shall be required to be open for the acceptance of wagers through PBS' connected to the Hub for each sporting event for which the Hub is operating.
SECTION 10.     PATENT INFRINGEMENT.
          (a) ISW agrees to defend at its own cost and expense all patent claims or patent litigation (including any claim for damages or royalties which may be made or instituted against Hub
Operator, or to which Hub Operator may be a party), based upon or by reason of the installation and operation of the System, uncombined with any equipment or device not furnished by ISW, and to indemnify and hold Hub Operator harmless from and against any claims, damages or liability incurred or sustained by Hub Operator by reason of any such patent claim or litigation; provided that Hub
Operator shall notify ISW promptly in writing of any claim of infringement for which ISW is responsible, shall cooperate with ISW in every reasonable way to facilitate the defense of any such claim, shall allow ISW to have sole control of the defense of any such claim, suit or cause of action and all negotiations for the settlement or compromise thereof and shall not settle any such claim or action without the prior written consent of ISW. Should any System part thereof become, or in ISW s opinion be likely to become, the subject of a claim for infringement, ISW shall at its own expense and option, either procure for Hub Operator the right to continue using such System or replace the same with a non-
infringing system or modify the System so that it becomes non-infringing or require the System s return; provided, however, if Equipment is replaced or modified such replacements or modifications shall result in equally suitable substitute equipment. This Section shall survive cancellation or termination of this Agreement.
          (b)   THE FOREGOING STATES THE SOLE AND EXCLUSIVE
LIABILITY
OF THE PARTIES HERETO FOR INFRINGEMENT OR THE LIKE OF PATENTS, TRADEMARKS AND COPYRIGHTS, WHETHER DIRECT OR CONTRIBUTORY, AND IS IN
LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD
THERETO,
INCLUDING WITHOUT LIMITATION, THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.
SECTION 11.     FORCE MAJEURE.
          Non-performance of any of the obligations of ISW or Hub Operator (other than payment obligations) hereunder due to delays from any cause beyond their respective control which could not by reasonable diligence have been avoided, including any act of governmental authority, act of God, accident such as fire, or explosion, strike or other labor difficulties, riot, failure of transportation facilities, shortage of fuel or other material shortage, shall be excusable delay and shall not be a breach of this Agreement. Neither Hub Operator nor ISW shall be liable to the other for any damages or cost, as a result of any such delay.
SECTION 12.     OWNERSHIP RIGHTS AND CONFIDENTIAL INFORMATION.
          (a)   All information, know-how, equipment,
programming, software, trademarks,
trade secrets, plans, drawings, specifications and documentation of ISW, and all other property of ISW, real or personal, tangible or intangible, of any nature whatsoever, used or developed in the course of the performance of this Agreement, including, without limitation, the equipment and software furnished with or part of the System, details of wagering through the System and at each SportsBook, System performance, usage, revenue, profits, costs, terms of agreements with SportsBooks and all other matters relating to the operations and performance of the System, shall be and remain the sole property of ISW and neither Hub Operator not any other party shall have any interest therein. Hub Operator and ISW shall in all respects honor and maintain the confidentiality of all such confidential or proprietary information as may be disclosed by one party of the other, and shall not use or disclose to others any such information, except for purposes of performing this Agreement or as may be required by law. For purposes of this section, ISW shall include its respective subsidiaries and affiliates. Confidential
Information shall not include information which Hub Operator can demonstrate by tangible evidence is in the public domain, was rightfully acquired from a third party, or was already known at the time of disclosure to Hub Operator or independently developed by Hub Operator without breach of this
Agreement.
          (b) Hub Operator shall protect the confidentiality of all ISW confidential information by all reasonable means including, but not limited to, restricting access thereto only to its employees with a need to know such information, at least to the same extent as it protects its confidential information.
          (c) Except as specifically provided herein, nothing in this Agreement shall give the Hub Operator any rights to the name "SportXction " or to any patents, copyrights, software, trade secrets or other intellectual property of ISW, all of which shall remain the exclusive property of ISW.
          (d) Hub Operator shall not to copy, duplicate, use (other than in connection with operation of the Hub pursuant to this Agreement), sell, transfer, give, dispose of or otherwise use any statistics or statistical information contained in the System or which is or may be made available to
players of the SportXction   sports wagering System.
          (e) Hub Operator shall not modify or copy any part of the software in the System without the prior written consent of ISW, which consent ISW may grant or withhold in its absolute discretion.
          (f) This Agreement and its terms and conditions shall remain confidential and not disclosed by Hub Operator except as may be required by law.
SECTION 13.     LIMITATION OF LIABILITY.
          EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, IN NO EVENT
SHALL
ISW BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR
CONSEQUENTIAL
DAMAGES.  IN NO EVENT SHALL ISW S LIABILITY HEREUNDER FOR BREACH
OF ANY
PROVISION OF THIS AGREEMENT (OTHER THAN WARRANTY AGAINST PATENT INFRINGEMENT), EXCEED THE SPECIFIC LIQUIDATED DAMAGE AMOUNT PROVIDED
IN THIS AGREEMENT.
SECTION 14.     INDEMNITY
          (a) ISW shall indemnify and hold Hub Operator harmless from and against any loss, liability, costs or expenses (including reasonable attorney s fees) arising out of or related to claims and suits for damages to persons or property which may be instituted against Hub Operator, or to which
Hub Operator may be made a party, arising out of or by reason of the installation, operation or use of the System or the equipment provided by ISW at the Hub, provided written notice of such claim is given to ISW within ten (10) days after receipt of same by Hub Operator. ISW shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel, and shall not be liable for any costs, expenses or settlements incurred by Hub Operator without
ISW s prior written approval, nor shall ISW be responsible for any claim or litigation based on equipment not furnished by ISW as part of its responsibilities hereunder.
          (b) Hub Operator shall indemnify and hold ISW harmless from and against any loss, liability, costs or expenses (including reasonable attorney s fees) arising out of or related to claims or suits for damages to persons or property which may be instituted against ISW, or to which ISW may be a party, arising out of or by reason of the installation, operation or use of any equipment, software, telecommunications or cabling provided by Hub Operator or any person or entity other than ISW, or of the wagering by agents and employees of Hub Operator through the System, provided written notice of such claim is given to Hub Operator within ten (10) days after receipt of same by ISW. Hub
Operator shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel, and shall not be liable for any costs, expenses or settlements incurred by ISW without Hub Operator s prior written approval, nor shall Hub Operator be responsible for any claim or litigation based on equipment furnished by ISW as provided hereunder.
SECTION 15.     DEFAULT.
          (a) In the event that ISW shall default in the performance of any provision of this
Agreement on its part to be performed and such default shall not be cured within a period of thirty (30)
days after written notice shall have been given by Hub Operator to ISW specifying the nature of such default, then Hub Operator may terminate this Agreement by giving to ISW written notice of such termination, and in the event of any such termination, ISW, at its expense, shall promptly remove the
System, software and equipment provided by ISW, from the Hub. In the event that operation of the
System is interrupted as a result of the fault of ISW, ISW's liability to Hub Operator hereunder shall be limited to the Liquidated Damages specified in Exhibit G
hereto.
          (b) Except as provided in Section 15(c), in the event that Hub Operator shall default in the performance of any provision of this Agreement on its part to be performed and such default shall not be cured within a period of thirty (30) days after written notice shall have been given by ISW to Hub Operator specifying the nature of such default, then ISW may terminate this Agreement by giving to Hub Operator written notice of such termination, and in the event of any such termination,
ISW shall promptly remove the System, software and equipment provided by ISW, from the Hub, and the cost of such removal shall be paid for by Hub Operator.
          (c) If any sums of money due ISW under this Agreement are not promptly and fully paid when the same become due and payable, or if Hub Operator becomes insolvent, ceases to do business as a going concern, a petition in bankruptcy or for arrangement or reorganization be filed by or against Hub Operator, the System, software or equipment provided by ISW are attached through no fault of ISW, or a receiver be appointed for Hub Operator, in addition to any other rights which ISW has, ISW shall have the right to terminate this Agreement upon three business days notice.
          (d)   Upon the occurrence of a default as provided in
Section 15(b) or any of the
events specified in Section 15(c), ISW is authorized and empowered to enter the premises of Hub
Operator or other place where ISW s System, software or equipment may be, and retake possession of the same without notice or demand or without legal process, such notice and demand being expressly waived, and ISW may at its option, by suit or otherwise, enforce payment of all due obligations, plus interest and reasonable attorney s fees, and no suit or legal proceedings with respect thereto shall be deemed any waiver of said rights of ISW to resume possession of said property as herein provided.
SECTION 16.     ARBITRATION AND REMEDIES.
          (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, that is not resolved by the parties hereto, shall be settled by arbitration in New Jersey in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitration(s) may be entered in any Court having
jurisdiction there.   The arbitrator(s)
may award legal fees and costs to the successful party in any such arbitration proceeding.
          (b) The remedies expressly provided in this Agreement for breach thereof by ISW or Hub Operator shall constitute the sole and exclusive remedies to the aggrieved party, and all other remedies which might be otherwise available under the law of any jurisdiction are hereby waived by both ISW and Hub Operator.
SECTION 17.     RESPONSIBILITIES.
          All persons employed by each party and assigned to perform work specified by this
Agreement shall be employees or representatives of each party at all times and not of the other party, and shall be under the supervision and control of their respective company. Each party shall obey and abide by all social security, workman s compensation, and unemployment laws which shall be applicable to the persons performing the work hereunder.
SECTION 18.     ENTIRE AGREEMENT.
          This Agreement, including the Exhibits annexed hereto, contains the entire agreement between ISW and Hub Operator, and no prior written or oral representations, inducements, agreements, promises or understandings altering, modifying, taking from or adding to its terms and conditions shall have any force or effect. No waiver or modification hereof shall be effective unless the same is in writing and validly executed by the party to be charged. Each of the parties hereby confirms that it is not placing any reliance on any covenant, representation or warranty of the other party, whether oral or in writing, express or implied, except those herein set forth.
SECTION 19.     WAIVER.
          The Waiver by either party of any right hereunder shall not be deemed a waiver of any other right hereunder.
SECTION 20.     ASSIGNMENT.
          Neither party shall, without the prior written consent of the other party (which consent shall not be unreasonably withheld) assign this Agreement or delegate its duties hereunder in whole or part, provided that ISW shall have the right to subcontract any of its installation or maintenance obligations hereunder. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of any transferee, successor or permitted assign of either party hereto.
SECTION 21.     NOTICE.
          All notices or communications hereunder shall be given to the respective parties hereto in writing and shall be sent Registered or Certified mail, return receipt requested, by express mail or other national overnight delivery service, or by facsimile transmission and promptly confirmed by first class mail, to the address or facsimile number indicated below or to such other address as either party hereto shall designate by written notice to the other party
hereto.
          If to ISW:
          International Sports Wagering Inc.
          201 Lower Notch Road (Suite 2B)
          Little Falls, NJ  07424
            Attn:  President
          Fax:  201-256-8211

          with a copy to:

          Rubin Baum Levin Constant & Friedman
          30 Rockefeller Plaza, 29th Floor
          New York, NY  10112
          Fax:  212-698-7825
            Attn:  R. M. Hoffman, Esq.

          If to Yarlow Inc. d/b/a Tom's Sunset Casino:

          Yarlow Inc. d/b/a Tom's Sunset Casino
          444 West Sunset Road
          Henderson, NV  89015
          Fax:  702-564-5305
            Attn:  Tom Yarbrough

SECTION 22.     GOVERNING LAW.
          This Agreement shall be governed by the laws of the State of Nevada and shall be subject to the rules and regulations of the State of Nevada
Gaming Control Board.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

YARLOW INC. d/b/a TOM'S       INTERNATIONAL SPORTS WAGERING INC.
  SUNSET CASINO



By: /s/ Thomas W. Yarbrough                  By:/s/ Bernard
Albanese
     Name:  Thomas W. Yarbrough              Name: Bernard
Albanese
     Title:    President           Title:   President

                                 EXHIBIT A

Brief Description of the SportXction   Sports Wagering
Inter-Casino Linked System

I.   General Description of the System.

     The SportXction sports wagering system is an interactive, proprietary PC-based computer system that enables users to wager during the course of a sporting event, such as football, baseball and basketball. The System accepts bets on the outcome of a sporting event and on discrete parts of the event and on specific game situations. The System permits betting while game situations are in progress.

     The interactive element of the System is a Player Betting Station ("PBS") that is a personal computer with a touch screen, operating a "windowing" system which displays a television picture of a live sporting event in the upper left-hand quadrant of the PC monitor. A list of available bets together with the terms of those bets (including the amount of the wager necessary to receive a particular payout and the contestants upon whom the wager is being placed) and other details relating to the event being watched and the bets previously placed are displayed on the remainder of the monitor. By touching the screen, a bettor can place a variety of bets within seconds on the sporting event then being viewed. The System is capable of permitting bettors to select from multiple sporting events being televised simultaneously, thereby allowing the bettor to bet on numerous games while using the System.

     The SportXction sports wagering system is composed of system and applications software integrated with a computer hardware network which allows the placing of wagers on sporting events at fixed money odds while a sporting event is in progress. The system will automatically adjust the betting odds on any particular betting proposition to induce a balanced betting pool.
     This will virtually assure that the house has enough money collected from the losers to pay off the winners, regardless of the outcome of the proposition.

II.  Hub Concept Overview:

     With a small betting pool, a few wagers can cause the odds to change, much as stock prices in a thinly traded stock change with a small number of shares changing hands. In order to increase the effectiveness of the betting odds adjustment mechanisms, and minimize odds changes, it is desirable to maximize the number of wagers in each betting pool. One way to do this is to have
     Player Betting Stations in many casinos linked together to a central system (the "hub"). The wagers would be placed in a common pool, and acted upon as if all had originated at the same casino. All decisions concerning the betting propositions, and their associated betting pools, are controlled at the hub through a combination of system software and hub employee input.
     No decisions concerning the odds being offered or the acceptance of wagers are made at the individual casinos.

III. Description of System Functions:

     A.   Hub Workstations:

          1. Game Controller (GC) - This module allows the entry into the system of the status of a sporting event, as well as the results of certain plays in real-time. For example: points scored, balls-strikes-outs in baseball, ball position-downs in football, or any other information needed about the status of the sporting event.
               This information is entered into the system by an individual operating this module (terminal) as it occurs during the event.

          2. Game Supervisor (GS) - This module allows the monitoring of the GC input, to assure accuracy and timeliness. The game supervisor is able to monitor the status of any betting pool such as, amount bet, out of balance condition, etc.
               The GS is also able to override the system in order to open or close pools, or to set the (re)opening line.

          3. System Administrators Module (SAM) - This module provides for the administration of some of the database tables, including the entry of employees and their security rights, and the scheduling of upcoming contests.

          4. Reports Module (RM) - This module provides financial reports for hub management, various taxing authorities, and ISW.

          5. Managers Module (MM) - This module allows monitoring of workstation activity at the casinos as well as at the hub. It also monitors the overall financial activity for each game, sends messages throughout the network, and performs other miscellaneous management functions.

     B.   Unmanned "server applications" running at the hub:

          1. Transaction Server (TS) - All inter-process transactions generated by any of the other modules are sent to the TS. This module may, based on the transaction, read/write the database, route the transaction to another module(s) or broadcast to all other modules. A scaled down version of the TS, called the Broadcast
               Router (BR), will be used at each casino to route transactions from/to the hub
               TS.

          2. Pool Processor (PP) - The Pool Processor receives transactions containing wager requests from the Players Betting Station's
(PBS's), real-time information about
               the sporting event from the GC, and override commands from the GS. Using this data, the PP will maintain financial and other status information about the various pools, which will allow it to make decisions about the system's treatment of the propositions they represent. The decisions it will make include the following: accept or reject a wager, modify the money line offered to a side(s) of a proposition, close the betting on a side(s) of a proposition, re-open betting on a side(s), and declare a proposition decided (win, lose, draw, no-contest).

     C.   Casino Workstations:

          1. Players Betting Station (PBS) - This module allows players to watch one of several sporting events at their individual station. While watching the event, they can make wagers on the outcome of various propositions. They can review the status of their accounts, including any undecided wagers. They may also opt to cash in any undecided wager by taking an "immediate payoff" on that wager.

          2. Cashier Station (CS) - This module is used by casino employees to set up new player's accounts, to deposit or withdraw funds from each account, and to otherwise maintain each player's account.

          3. Managers Module (MM) - A restricted version of this module is utilized by a casino supervisor. It provides a set of surveillance tools for the casino, as well as provides cashier reconciliation functions. This function provides for the monitoring of individual PBS's, and the betting activity taking place at any station as well as the monitoring of the transactions generated by the cashiers.
               The MM will also be able to monitor the financial activity generated by the casino for each game.

          4. Other Modules - Through limited functionality versions of the SAM and RM, maintenance and reporting of casino specific information will be allowed.

IV.  Operational Overview:

     A player who does not have a SportXction account number must go to a cashier at any participating casino to set up an account and deposit money. Once an account is established the player is free to use that account at any SportXction PBS at any casino. After playing, the player can go to any cashier in any participating casino to withdraw money. If any funds are left in the account they are available for wagering in the future at any participating casino.

     At the end of the month, the revenue (wagers less payouts) generated by the system will be divided into a hub share and a casino share based on the contractual agreement. The casino share will be further subdivided among the participating casinos in proportion to the amount wagered at that casino in relation to the total amount wagered at all the casinos. Thus, the casino's share of the revenue is independent of the amount won or lost by the players wagering at that casino, but only depends on the volume of wagers placed at that casino and the overall profitability of the entire system. Accordingly, there is a sharing of the risk among all the casinos.

     At the end of each month, the system will produce a report which will divide the profits among the hub and the participating casinos. It will also perform a cash flow analysis for each casino using the calculated share of the profit, deposits received, withdrawals paid out, adjustments made, and other fees (e.g. for statistics) collected, to determine how much money is owed to hub by the casino, or (less likely) what is owed by the hub to the casino.
                                  EXHIBIT B

              Computer Server and Networking Equipment Furnished
                              by ISW at the Hub



1. One (or more) computer(s) to perform the Transaction Server and Pool Processor functions
2. One (or more) computer(s) to perform the System Administration, Reporting, Manager s Module
  and other miscellaneous functions
3.   One line or character printer to print the  Contemporaneous
Journal
4.   One line or laser reports printer
5. For each simultaneous game for which wagering will be accepted:
  a)      One computer to perform the Game Controller function
  b) One (or two) computer(s) to perform the Game Supervisor function
  c) One computer to act as a dummy (i.e. non-wagering) PBS for display only functions
6. Networking equipment to interconnect the computers at this location:
  a)      Bay Networks ASN2 Base Unit
  b)      Bay Networks ASN Wan Suite
  c)      Bay Networks Dual Ethernet Module


  ISW RESERVES THE RIGHT TO SUBSTITUTE EQUIVALENT EQUIPMENT
COMPONENTS IN PLACE OF ANY OF THE ABOVE ITEMS.

                                  EXHIBIT C

          Client Computer and Networking Equipment Furnished by
ISW
                     at SportsBooks Connected to the Hub



1. Several Players Betting Stations (i.e. computers with touch screen monitors)
2. One (or more) computer(s) with receipt printer to perform the Cashier Station function
3. One (or more) computer(s) to perform the System Administration, Reporting, Manager s Module,
       Broadcast Router and other miscellaneous functions
4. One (or two) line or character printer(s) to print the Contemporaneous Journal and the Account
       Identification Cards
5.     One line or laser reports printer
6. Networking equipment to interconnect the computers at this location:
  a)   Bay Networks BayStack ARN Ethernet Base Unit
  b)   Bay Networks IP Access Suite
  c)   Several (as needed to connect PBS s) Bay Networks Managed
10BASET Workgroup
       Concentrators


  ISW RESERVES THE RIGHT TO SUBSTITUTE EQUIVALENT EQUIPMENT
COMPONENTS IN PLACE OF ANY OF THE ABOVE ITEMS.

                                 EXHIBIT D

         Communications Equipment to be Furnished by Hub Operator


1. Bay Networks Quad ISDN BRI Net Module for ASN (each unit accommodates 4 ISDN lines)
2.   The items below are required  for expansion only after 12
ISDN lines have been added to the
     original base unit.  They will accommodate another 12 lines.
     a)   Bay Networks ASN2 Base Unit
     b) Bay Networks SPEX-HS Net Unit (plus cables and terminators)




     ISW RESERVES THE RIGHT TO SUBSTITUTE EQUIVALENT EQUIPMENT
COMPONENTS IN PLACE OF ANY OF THE ABOVE ITEMS.

                                 EXHIBIT E

                      System Administrative Functions

       1. Database Maintenance

     a)   Employee Information:
          i) Add, modify and delete hub employees into the database
          ii) Set-up security limitations for the above mentioned employees
     b)   Game Information:
          i)   Set-up game schedule information
          ii) Add, modify and delete propositions (from the list of approved generic propositions) for the scheduled games
     c)   Sport Specific Information:
          i)   Add or delete default propositions
          ii) Add or modify contestant information for that sport
          iii) Add, modify or delete roster information for the contestants
     d)   Standard Text Messages:
          i)   Add or modify Standard Text Messages

2.   Reports

     a)   All reports will be accessible

3.   Backup

     a)   Backup routines will be accessible

                                 EXHIBIT F

                       Generic Betting Propositions
1.   Basketball
     a)   "player" Ov/Un total points
     b)   10 point mini-game
     c)   7 point mini-game
     d)   Game Ov/Un total 3pt FG s
     e)   Make 2 FT's
     f)   Make 3 FT's
     g)   Make next 3pt FG
     h)   Most pts - game
     i)   Most pts - quarter
     j)   Ov/Un total points - game
     k)   Ov/Un total points - quarter

2.   Football
     a)   Ov/Un 1st Downs in Drive
     b)   Fair Catch
     c)   Make 1st Down
     d)   Make FG
     e)   Most pts - game
     f)   Most pts - quarter
     g)   Next Pass/Run
     h)   Next Score a TD?
     i)   Ov/Un total points - game
     j)   Ov/Un total points - quarter
     k)   Pass Complete?
     l)   Ov/Un Plays to 1st Down
     m)   Score Next
     n)   Score this Drive

3.   Baseball
     a)   1.5 Inning Mini-Game
     b)   Most runs - game
     c)   Next Ground/Fly Out
     d)   Ov/Un  Strike Out's - game
     e)   Ov/Un Runs - game
     f)   Pitches this Batter
     g)   Reaches 1st
     h)   Ov/Un Runs - .5 Inn
     i)   Ov/Un Runs -  Inn
     j)   Score Next
     k)   Strikes Out
                                 EXHIBIT G

                            Liquidated Damages


     The sole and exclusive damages for which ISW shall be liable as a result of interruption of the System as provided in Section 15, or as provided in Section
8, shall be a pro rata share of the
telecommunications costs for which Hub Operator is responsible for each day or portion thereof that operation of the System is interrupted.

                          HUB SERVICES AGREEMENT
                                   INDEX

Section
    Page

SECTION 1. FURNISHING OF EQUIPMENT, SYSTEMS AND SERVICES BY ISW.
 . . . . .1
SECTION 2. RESPONSIBILITY OF HUB OPERATOR. . . . . . . . . . . .
 . . . . .3
SECTION 3. PAYMENT.. . . . . . . . . . . . . . . . . . . . . . .
 . . . . .5
SECTION 4. TERM AND TERMINATION. . . . . . . . . . . . . . . . .
 . . . . .8
SECTION 5. EXCLUSIVITY.. . . . . . . . . . . . . . . . . . . . .
 . . . . .9
SECTION 6. HUB LOCATION; ACCESS. . . . . . . . . . . . . . . . .
 . . . . 10
SECTION 7. LICENSE . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 10
SECTION 8. WARRANTY. . . . . . . . . . . . . . . . . . . . . . .
 . . . . 11
SECTION 9. RULES AND REGULATIONS; SYSTEM ADMINISTRATIVE
           FUNCTIONS; BETTING PROPOSITIONS . . . . . . . . . . .
 . . . . 11
SECTION 10.    PATENT INFRINGEMENT.. . . . . . . . . . . . . . .
 . . . . 12
SECTION 11.    FORCE MAJEURE.. . . . . . . . . . . . . . . . . .
 . . . . 13
SECTION 12.    OWNERSHIP RIGHTS AND CONFIDENTIAL INFORMATION.  .
 . . . . 14
SECTION 13.    LIMITATION OF LIABILITY.. . . . . . . . . . . . .
 . . . . 15
SECTION 14.    INDEMNITY . . . . . . . . . . . . . . . . . . . .
 . . . . 15
SECTION 15.    DEFAULT.. . . . . . . . . . . . . . . . . . . . .
 . . . . 16
SECTION 16.    ARBITRATION AND REMEDIES. . . . . . . . . . . . .
 . . . . 18
SECTION 17.    RESPONSIBILITIES.   . . . . . . . . . . . . . . .
 . . . . 18
SECTION 18.    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . .
 . . . . 19
SECTION 19.    WAIVER.   . . . . . . . . . . . . . . . . . . . .
 . . . . 19
SECTION 20.    ASSIGNMENT.   . . . . . . . . . . . . . . . . . .
 . . . . 19
SECTION 21.    NOTICE.   . . . . . . . . . . . . . . . . . . . .
 . . . . 19
SECTION 22.    GOVERNING LAW.    . . . . . . . . . . . . . . . .
 . . . . 20



EXHIBITS

A    -     Brief Description of the SportXction  Sports Wagering
System and
           Arrangements among ISW, Hub Operator and SportsBooks
B    -     Computer Server and Networking Equipment Furnished by
ISW at the Hub
C    -     Client Computer and Networking Equipment Furnished by
ISW at
           SportsBooks Connected to the Hub
D    -     Communications Equipment to be Furnished by Hub
Operator
E    -     System Administrative Functions
F    -     Generic Betting Propositions
G    -     Liquidated Damages